                            FIRST AMENDMENT TO LEASE
                            ------------------------



     Amendment dated as of October 31, 1993, by and between Ledgemont Realty Trust u/d/t dated December 12, 1984 ("Landlord") and AutoImmune, Inc., a Delaware corporation ("Tenant").

                                   Background
                                   ----------

     A. Landlord and Tenant are parties to a Lease dated December 3, 1992 (the "Lease") regarding premises (the "Existing Premises") on the 400 and 500 levels in the building known as Building B of One Ledgemont Center.

     B. Landlord and Tenant desire to amend the Lease to add space to the Existing Premises and to reflect certain other agreements between Tenant and Landlord.

                                   Agreements
                                   ----------

     FOR VALUATION CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

     1. The parties agree that the Lease Commencement Date under the Lease occurred on December 3, 1992, and that the Lease Ending Date under the Lease will occur on December 2, 1999.

     2. The Existing Premises shall be expanded effective as of the Expansion Date by adding to them the 8,508 rentable square feet on the 600 level of Building B shown on Exhibit A-1 attached hereto ("Area 1") and the 2,694 rentable square feet on the 500 level of Building C ("Area 2") shown on Exhibit A-2 attached hereto collectively, the ("Expansion Premises"). From and after the Expansion Date, all references in the Lease to the "Premises" shall be deemed to refer to the Existing Premises and the Expansion Premises, collectively. The Expansion Date shall be the earlier to occur of (x) the date on which Tenant substantially completes construction of Expansion Finish Work (as defined in Section 2.6 of the Lease) and (y) February 1, 1994.

     3. From and after the Expansion Date, Tenant shall pay Annual Fixed Rent on Area 1 at the rate applicable to the Existing Premises. From and after January 1, 1995, Tenant shall pay Annual Fixed Rent on Area 2 at the rate applicable to the Existing Premises.

     4. From and after the Expansion Date, Tenant's Operating Expense Percentage Share shall be increased to 19.20% and Tenant's Tax Percentage Share shall be increased to 13.83%.

     5. Except as provided in Section 6 below, the construction by Tenant of Expansion Finish Work shall be paid for by Tenant and otherwise shall be subject to the provisions of the Lease governing Tenant Work.

     6.  The $10 per square foot Expansion Finish Work Allowance provided for in
Section 2.6 of the Lease shall apply only to Area 1 of the Expansion Premises. Landlord shall also provide Tenant with an additional allowance of up to $6.00 per square foot of Area 1 to pay for Expansion Finish Work in Area 1. Such amount shall constitute a Financed Allowance Amount as defined in Section 3.1.3 of the Lease and shall be repaid over the balance of the Initial Term after the Expansion Date on the terms set forth in the Lease. Landlord shall not be obligated to provide any allowance to Tenant for Expansion Finish Work in Area 2.

     7. Upon execution hereof, Tenant shall increase the Security Deposit under the Lease by two (2) months' Annual Fixed Rent on the Expansion Premises.

     8. Upon execution hereof, Section 2.8 shall be deemed deleted from the Lease, it being the intention of the parties that Tenant shall hereafter have no further termination right under the Lease.

     9. Tenant shall have the right upon execution hereof to commence construction of Expansion Finish Work, provided that Tenant complies as to the Expansion Premises with all terms and conditions of the Lease (except for the obligation to pay Annual Fixed Rent and additional rent) from and after the date of Tenant's entry therein.

     10. Upon execution hereof, Tenant shall have no further expansion rights under Section 2.6 of the Lease.

     11.  From and after the Expansion Date, the definition of Parking Spaces in
Section 1.1 of the Lease shall be amended to increase the number of visitor parking spaces from 2 to 4.

     12. The Lease may be extended for one five (5) year Extension Term or one three (3) year Extension Term by unconditional notice given at least 12 (but not more than 18) months prior to the end of the expiring term, time being of the essence to such exercise, so long as at the time of such notice and at the beginning of the Extension Term Tenant is not in default beyond the expiration of all applicable notice and grace periods. All references to the Term shall mean the Initial Term as it may be extended by any Extension Term. Tenant's notice extending the term of the Lease shall set forth Tenant's choice of the five-year or the three-year Extension Term.

     If Tenant elects the three-year Extension Term, Annual Fixed Rent for the Premises during the three-year Extension Term shall be as follows:


              Lease Year             Annual Fixed Rent
         ---------------------  ----------------------------

     8   (12/3/1999-12/2/2000)  $17.00 per rentable square foot
     9   (12/3/2000-12/2/2001)  $17.85 per rentable square foot
     10  (12/3/2001-12/2/2002)  $18.74 per rentable square foot

       If Tenant elects the five-year Extension Term, Annual Fixed Rent for the Premises during the five-year Extension Term shall be as follows:

              Lease Year             Annual Fixed Rent
         ---------------------  ----------------------------

     8   (12/3/1999-12/2/2000)  $16.00 per rentable square foot
     9   (12/3/2000-12/2/2001)  $16.00 per rentable square foot
     10  (12/3/2001-12/2/2002)  $16.00 per rentable square foot
     11  (12/3/2002-12/2/2003)  $18.52 per rentable square foot
     12  (12/3/2003-12/2/2004)  $19.45 per rentable square foot

     13. Upon execution hereof, Tenant shall have no further extension right under Section 2.5 of the Lease, it being the intention of the parties that Tenant shall have the option to extend the term for one Extension Term of either three or five years on the terms set forth herein.

     14. Capitalized terms used herein, but not defined shall have the meanings set forth in the Lease.

     15. Except as amended hereby, the Lease is ratified and confirmed.

     Executed as a sealed Massachusetts instrument as of the date first written above.

                                  TENANT:
                                  AUTOIMMUNE, INC.



                                  By:/s/ Thomas V. Hennessey Jr.
                                     ----------------------------
                                     Name:Thomas V. Hennessey Jr.
                                     Title: CFO, V.P., Treasurer



                                  By:/s/ Frederick G. Bader
                                     -----------------------------
                                     Name:  Frederick G. Bader
                                     Title: V.P. Operations

                                  LANDLORD:
                                  LEDGEMONT REALTY TRUST



                                  By:/s/
                                     -----------------------------
                                     Trustee, but not individually